NL RADIO, LLC
9229 Sunset Boulevard, Suite 820
West Hollywood, California 90069
(310) 271-0023 phone
(310)271-0074 facsimile

February 2, 2005

Dan Laikin
National Lampoon
10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024

RE: NATIONAL LAMPOON RADIO HOUR LIBRARY

Dear Dan:

This letter agreement between NL Radio, LLC (“NLR”) and National Lampoon, Inc. (“NL”) shall constitute the terms and conditions with regard to the National Lampoon Radio Hour Library (“Library”), which includes, without limitation, all of the items described on Schedule 1 hereto. Both parties hereby agree to the following:

1. Grant of Rights. NL hereby licenses to NLR the right to use on an exclusive basis (except as provided elsewhere herein) during the Term, territory and media and for the specific purposes defined in that certain operating agreement between the parties dated___) the Library, including but not limited to the following:

(a) The library of content created as The New National Lampoon Radio Hour, formatted for long-form audio and short-form audio distribution, inclusive of any all payments due from CD sales.

(b) Any and all rights and privileges extended by the “classic performers” and Gilda’s Club in the seven releases obtained by NL at the direction of James Jimirro.

(c) The domain names, urls, websites for the Library, including www.nationallampoonradio.com.

(d) All of NL’s rights under the Settlement Agreement dated February 21, 2005 (the “Settlement Agreement”) between NL and Network One of Louisiana, Inc. (“Radio One”), including the benefit of all representations, warranties and indemnities made by Radio One.

(e) The rights granted to NLR include all claims and causes of action relating to the Library whether now existing or arising hereafter and the right to bring and maintain actions and proceedings for infringement or to protect or enforce NLR’s rights in the Library in its own name or, at NLR’s sole expense, in the name of NL. NL will cooperate with NLR and will execute such documents and perform such acts as reasonably requested by NLR in connection with any such action or proceeding or as otherwise reasonably requested by NLR to evidence or effectuate NLR’s rights. NL hereby irrevocably appoints NLR as its attorney in fact to execute such documents and to do such acts in NL’s name, in the event of NL’s failure to do so within five days after NLR’s request. All recoveries in any such such action or proceeding shall be the exclusive property of NLR, and NLR will be solely entitled to any copyright related payments pertaining to the Library or any use or exploitation thereof.

Additionally, NL will deliver to NLR a complete set of the entire library, both the classic shows and new. Full CD sets of the complete shows will be delivered upon execution of agreement. All of the foregoing will be delivered to NLR at NLR’s sole cost and expense”).

3. Payment. NLR will pay to NL as consideration for the grant of rights contained herein the sum of $15,000 (fifteen thousand dollars). Said sum will be paid within 5 days after execution of this Agreement. No other payment shall be due from NLR to NL for any use or exploitation by NL or under its authority of the rights licensed hereunder, beyond those enunciated in the NL Radio LLC Operating Agreement except that in the event payments are owed or become due to any third party which arise from NLR’s use of the Library, NLR will pay said amounts in a timely manner.

4. Warranties and Representations. NL represents and warrants that:

(a)	To the best of its knowledge,The Settlement Agreement is valid and in full force and effect, is enforceable in accordance with its terms.

(b)	To the extent that NL ever acquired any rights to the Library, then such rights are conveyed to NLR subject to any potential third party profit participant, royalties and residuals

(c)	To the best of NL’s knowledge, there are no claims or outstanding litigation pending or threatened against the Library or any part thereof, which will or might adversely affect any rights of NLR,

(d)	To the best of NL’s knowledge, NL has the full right and authority to enter into this Agreement and to grant to NLR all right, title and interest owned or controlled by NL in and to the Library.

(e)
NL shall defend, indemnify and hold NLR and its employees, agents, representatives, members, successors, licensees and assigns harmless from any loss, cost damage, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of or in connection with any third party claim and/or alleged claim inconsistent with any of NL’s warranties and representations contained herein and/or any breach by NL of its representations, warranties, agreements and covenants herein contained.

5.
Reservation of Rights: NL hereby reserves rights to use the Library for purposes outside those set forth in the Operating Agreement including but not limited to on the NL website, mobile phones and other uses.

6.	Miscellaneous.

(a)
Each of the parties hereto shall upon the request of any other party to this Agreement, execute any and all documents and take such further actions consistent herewith as may be reasonably required to carry out the provisions of this Agreement.

(b)
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. NLR shall have an unlimited right to assign or sublicense its rights in the Library or any portion thereof.

(c)
This Agreement shall be governed by and construed in accordance with the laws of the state of California applicable to agreements made and to be performed entirely therein, without regarding to conflicts of law principles thereof and any action brought hereunder shall be submitted to arbitration under the rules of the American Arbitration Association..

(d)
Each provision of this Agreement shall be interpreted in such manner so to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)
This Agreement contains the entire agreement of the parties with respect to, and contains all terms and conditions pertaining to, the subject matter hereof. Any prior written or oral negotiations not contained in this Agreement are of no force or effect whatsoever. In executing this Agreement, the parties have not and do not rely on any statements, inducements, promises or representations made by the other party or its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, except those specifically set forth in this Agreement. This Agreement cannot be amended, modified or supplemented in any respect except by the written agreement of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first written above.

Sincerely,

NL Radio, LLC

By: /s/ Kent Emmons

Its: CEO

AGREED AND ACCEPTED:

National Lampoon, Inc.

By: /s/ Douglas S. Bennett

Its: President

EXHIBIT “A”

SHORT FORM LICENSE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby licenses unto NL Radio, LLC (“NLR”), its successors, licensees and assigns (collectively, “Assignees”) on an non- exclusive basis in tandem with the rights provided in the NL Radio LLC Operating Agreement exploitation rights to the National Lampoon Radio Hour Library (“Library”), which includes, without limitation, all of the items described on Schedule 1 hereto (the “Library”).. This assignment is subject to the terms and conditions of an agreement (the “Agreement”) dated as of February 2, 2005 between the undersigned and NLR in connection with the Library.

In addition to the foregoing, NLR and its successors, assigns and licensees are hereby empowered to bring, prosecute, defend and appear in suits, actions and proceedings of any kind or nature, under or concerning said copyright or its renewals or extensions, or concerning any infringement thereof. Any recovery of costs from infringement or violation of any copyright or its renewals or extensions, so far as it arises from any violation of rights hereby assigned, is now assigned to, and shall be paid to, NLR, and his successors, licensees and assigns.

Dated: As of                                                      2005

National Lampoon, Inc.

By: /s/ Douglas S. Bennett

Title: President

SCHEDULE 1

Items Included in National Lampoon Radio Hour Library